UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011 (June 7, 2011)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     LifePoint Hospitals, Inc. (the “Company”) held its annual meeting of stockholders on June 7, 2011. At the annual meeting, the following matters were submitted to a vote of the Company’s stockholders, with the following results:
     Proposal 1: Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
William F. Carpenter III	43,156,886	1,425,994	2,368,433
Richard H. Evans	43,044,564	1,538,316	2,368,433
Michael P. Haley	43,374,060	1,208,820	2,368,433
     William F. Carpenter III, Richard H. Evans and Michael P. Haley were elected as Class III directors. The term of the Class III directors will continue until the Company’s annual meeting of stockholders in 2014, or until their respective successors are elected and qualified.
     Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Votes For	Votes Against	Votes Abstain

46,488,277	451,564	11,472
     Proposal 3: Advisory vote on the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

39,430,880	5,129,175	22,825	2,368,433
     Proposal 4: Advisory vote on the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers.

One Year	Two Years	Three Years	Votes Abstain	Broker Non-Votes

40,016,316	598,456	3,950,235	17,873	2,368,433
     The Company has considered the stockholder vote on the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers and determined that it will hold an advisory vote on compensation of the Company’s Named Executive Officers every year until the next vote on frequency, which will be no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Chief Legal and Development Officer, Corporate Governance Officer and Secretary

Date: June 9, 2011